ASSET PURCHASE AND SALE AGREEMENT


     This Asset Purchase and Sale Agreement ("Agreement") is made and entered into as of October 1, 1997, by and between NeTTaxi Online Communities, Inc., a Delaware corporation ("Buyer"), and SSN Properties, LLC, a California Limited Company ("Seller").

                                    RECITALS

     WHEREAS, Seller acquired all right, title and interest in and to the Software and Domain Names (ass such terms are defined below), from Simply Interactive, Inc., a California corporation ("SII"), pursuant to the default provisions contained in that certain security agreement entered into by and between SII and Seller, and,

     WHEREAS, Seller owns all right, title and interest in and to the F.F.&E. (as such term is defined below); and,

     WHEREAS, Seller desires to forever sell, assign, grant, convey and transfer to Buyer, and Buyer desires to acquired from Seller, all right, title and interest in, to and under the Software, the Domain Names, and the F.F.&E., under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.  For  the  purposes  of  this Agreement, the following terms
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shall  have  the  following  meanings:

     1.1     "Affiliates"  means  any  past,  present  or  future  subsidiaries,
             ------------
officers, directors, control persons, employees, shareholders, agents, representatives, attorneys, heirs, successors, beneficiaries, assign, executors, administrators or any other affiliated individual, corporation, limited liability company, association, partnership, joint venture, trust or other entity or organization.

     1.2     "Assets" means the Software, the Domain names, the F.F.&E., and all
             --------
other similar assets owned by the Seller as of the date hereof, or acquired by the Seller prior to the Closing Date.

     1.3     "Bill  of  Sale"  means  the  Bill of Sale, to be duly executed and
             ----------------
delivered by Seller in accordance with this Agreement, conveying to the Buyer all of the Seller's right, title and interest in and to the F.F.&E. The Bill of Sale shall be substantially in the form of, and upon the terms contained in, Exhibit "A", attached hereto and incorporated herein by this reference.

     1.4     "Closing"  means the closing of the purchase and sale of the Assets
             ---------
in  accordance  with  the  terms  of  this  Agreement  on  the  Closing  Date.

     1.5     "Closing Date" means the date which is five (5) business days after
             --------------
all of the following have occurred: (i) the date that all conditions hereunder have been satisfied or waived in accordance with this Agreement; (ii) the date that all applicable periods have run under applicable Bulk Sales Notice laws;
(iii) the date that Seller delivers the Tax Clearance Certificates to the Escrow Holder, if required; provided, however, the Closing Date shall occur within thirty (30) calendar days from the execution hereof.

     1.6     "Convertible  Secured  Promissory  Note"  means  the  Convertible
             ----------------------------------------
Secured Promissory Note in favor of Seller, to be duly executed and delivered by Buyer in accordance with this Agreement, in the principal amount of One Million Twenty Thousand Dollars (US$1,020,000). The Convertible Secured Promissory Note shall be substantially in the form of, and upon the terms contained in, Exhibit "D", attached hereto and incorporated herein by this reference.

     1.7     "Domain  Names" means the proprietary right to the following names,
             ---------------
and the Goodwill therein, corresponding to numeric addresses on the WWW, registered in the name of the Seller with the Network Information Center (Internic): (i) "simply.com"; (ii) "internetthecity.com"; (iii) "netronew.com";
(iv)  "netaxi.com";  (v)  "netric.com".

     1.8     "Inventory"  means  the  written inventory of the F.F.& E. Prepared
             -----------
and approved by the Buyer and Seller, attached hereto as Exhibit "B", and incorporated herein by this reference.

     1.9     "Escrow"  means  that  certain  escrow  established  hereunder with
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Escrow  Holder for the purpose of completing the purchase and sale of the Assets in accordance with the terms and conditions contained herein and pursuant to the applicable provisions of the California Commercial Code and the California
                                 ----------------------------         ----------
Business  and Professions Code.  Any and all fees, costs and expenses associated
     --------------------------
with  the  Escrow  shall  be  borne  equally  between  the  parties.

     1.10     "Escrow Instructions" means the escrow instructions to be prepared
              ---------------------
by Escrow Holder and duly executed by Buyer and Seller. The Escrow instructions shall be consistent with the terms and conditions contained herein. In the event of any inconsistency between the Escrow instructions and this Agreement, this Agreement shall prevail.

     1.11     "Escrow  Holder" means a licensed escrow company to be approved by
              ----------------
both  parties.

     1.12     "F.F.&E"means all the Seller's right, title and interest in and to
              --------
any and all furniture, fixtures and equipment owned or leased by the Seller, as set forth in the Inventory.

     1.13     "Goodwill"  means the Seller's right, title and interest in and to
              ----------
the goodwill of the Software and the Domain Names, including, without limitation, any and all tradenames, servicemarks, trademarks, logs, copyrights and all other rights of intellectual property, whether or not claimed or asserted by Seller, and the use, application and exclusive right to exploit such rights of intellectual property, and all other similar assets, owned by the Seller as of the date hereof, or acquired by the Seller prior to the Closing Date.

     1.14     "Internet The City"means that certain proprietary software program
              -------------------
owned by the Seller, in source code and object code form, which functions as a connected CD ROM allowing access to, and tutorials on the use of, key internet components (including e-mail, FTP, Usenet, Gopher, Telnet, IRC and the WWW) through internet The City Online, incorporating live action characters, 3-D animation and digital movies, the functional specifications of which are set forth in Exhibit "C", attached hereto and incorporated herein by this reference.

     1.15     "Internet The City Online" means that certain proprietary software
              --------------------------
program owned by the Seller, in source code and object code form, which functions to establish and maintain the on-line "community" which is accessible through the domain name "nettaxi.com" and launched through Internet The City, the functional specifications of which are set forth in Exhibit "C".

     1.16     "Liabilities"  means  any  and  all  of Seller's past, present and
              -------------
future debts, obligations, claims, demands, liens, costs, expenses, penalties, judgments, damages, accounts payable, agreements, arrangements, understandings and all other encumbrances whatsoever, whether absolute, accrued, fixed, contingent, known, unknown, matured or unmatured.

     1.17     "Purchase  Price"  means  the  cash  amount  of One Million Twenty
              -----------------
Thousand Dollars (US$1,020,000) payable pursuant to the terms and conditions of the Convertible Secured Promissory Note; and Nine Hundred Eighty Thousand (980,000) shares in Buyer, delivered to Seller on the Closing Date.

     1.18     "Security  Agreement"  means  the  Security  Agreement in favor of
              ---------------------
Seller, to be duly executed and delivered by Buyer in accordance with this Agreement, securing the obligations of Buyer under the Convertible Secured Promissory Note by the recording of first priority UCC-1 Financing Statement in the State of California in favor of Seller. The Security Agreement shall be substantially in the form of, and upon the terms contained in, Exhibit "E", attached hereto and incorporated herein by this reference.

     1.19     "Software"  means,  collectively,  the  full  retail  version  of
              ----------
Internet The City, Internet The City Online and Web Activator, including any and all improvements, corrections, modifications, updates, enhancements or other changes thereto, whether or not included in the current retail version, plus all System Documentation, User Documentation and Goodwill related thereto.

     1.20     "System  Documentation"  means  all  documentation  used  in  the
              -----------------------
development and updating of the Software, including, without limitation, design or development specifications, error reports and related correspondence and memoranda.

     1.21     "Software  Trade  Secrets"  means  any  scientific  or  technical
              --------------------------
information, design, process, procedure, formula, or improvement included in the Software that is valuable, not generally known in the industry, and gives the owner of the Software a competitive advantage over those competitors who do not know or use such information.

     1.22     "Tax  Clearance  Certificates"  means  tax  clearance certificates
              ------------------------------
issued  by  The  State  Board  of  Equalization  and  the Employment Development
Department certifying that all sales and use taxes and employment taxes, respectively, resulting to the operation of Seller's business activities through the Closing Date, have been properly withheld and paid over to such governmental agencies in accordance with applicable laws.

     1.23     "User  Documentation"  means  the end-user instruction manual that
              ---------------------
usually accompanies the Software instructing end users in the use of the Software in both printed and electronic form.

     1.24     "Web  Activator"  means  that certain proprietary software program
              ----------------
owned by the Seller, in source code and object code form, which functions as the system server software, providing the architecture, behind Internet The City Online, the functional specifications of which are set forth in Exhibit "C".

     1.25     "WWW"  means  the  World  Wide  Web.
              -----


2.     Purchase  and  Sale;  Closing.
       -----------------------------

     2.1     Conveyance of Assets.  On the Closing Date and subject to the terms
             --------------------
and conditions as set forth in this Agreement, Seller shall forever sell, assign, grant, convey and transfer to the Buyer, free and clear of any and all Liabilities, and the Buyer shall purchase and acquire from the Seller, all of the exclusive right, title and interest in, to and under all of the Assets, including, without limitation, the following corporeal and incorporeal incidents to the Software:

          (a) Title to and possession of the media, devices, and documentation that constitute all copies of the Software, its component parts, and all documentation relating thereto, possessed or controlled by Seller, which are to be delivered to Buyer pursuant to Section 3 of this Agreement;

          (b) All Goodwill therein, including, without limitation, all copyright interests, trademarks and any other intellectual property interests owned or claimed by Seller in the Software, including, without limitation, the U.S. Copyright Registrations together with all other copyright interests accruing by reason of international copyright laws or conventions, as set forth on the schedule attached as Exhibit "F", attached hereto and incorporated herein by this reference;

          (c) All right, title, and interest of Seller in and to the Software Trade Secrets and any and all inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information, and all other intellectual property owned or claimed by Seller in the Software;

          (d) The exclusive right to exploit the Software in any and all media now in existence and hereafter devised; and

          (e) All right, title, interest and benefit of Seller in, to, and under all agreements, contracts and licenses, entered into by Seller, or having Seller as a beneficiary, and pertaining to the Software, as set forth on the schedule attached as Exhibit "H".

     2.2     Possession.  Simultaneously  with the Closing, Seller shall deliver
             ----------
possession and enjoyment of the Assets to Buyer and Buyer shall thereupon have the immediate right to possess, develop, use, sell, encumber and/or transfer the Assets, or any part thereof for its own account to the total exclusion of Seller, subject to the requirements of the Security Agreement.

     2.3     Closing  Date.  The  Closing  Date  for  the  consummation  of  the
             -------------
transaction contemplated by this Agreement shall be established by the Escrow Holder in accordance with applicable Bulk Sales laws and the terms and conditions contained herein. Such Closing shall take place at the office of the Escrow Holder, or such other place as mutually agreeable between the parties, at a time to be designated between the parties.


3.     Deliveries  at  Closing.
       -----------------------

     3.1     Deliveries  by  Seller.  At  the Closing, Seller shall deliver into
             ----------------------
Escrow  the  following:

          (a)     The  original  Bill  of  Sale  duly  executed  by  Seller; and

          (b)     Possession  of  the  F.F.&E.;  and

          (c) Possession of the physical objects relating to the Software, including (i) Seller's entire inventory of copies of the Software in object code form; (ii) a master copy of the software (in both source and object code format) which shall be in a form suitable for copying; and (iii) all System
Documentation  and  User  Documentation  pertaining  to  the  Software;  and

          (d) Possession of the documents evidencing the chain of title in the software; and

          (e) Possession of the documents evidencing the registration transfer of the Domain Names; and

          (f) Such resolutions, authorizations, certificates of good standing and/o other corporate documents relating to Seller as are reasonably required by Buyer in connection with the transactions contemplated under this Agreement.

     3.2     Deliveries  by  Buyer.  At  the  Closing,  Buyer shall deliver into
             ---------------------
Escrow  the  following  original  documents,  duly  executed  by  the  Buyer.

          (a) Such resolutions, authorizations, certificates of good standing and/or other corporate documents relating to Buyer as are reasonably required by Seller in connection with the transactions contemplated under this Agreement; and

          (b)     The  Stock  (as  such  term  is  defined  below);  and

          (c)     The  Convertible  Secured  Promissory  Note;  and

          (d)     The  Security  Agreement;  and

          (e) Minutes of the special Meeting of Shareholders electing one member to the Board of Directors of the Company nominated by the Seller.

     3.3     Deliveries by Buyer and Seller.  Buyer and Seller will each deposit
             ------------------------------
such other instruments consistent with this Agreement as are reasonably required to effectuate the transactions contemplated under this Agreement.

4.     Payment  of  Purchase  Price.
       ----------------------------

     4.1     Purchase  Price.  Buyer  agrees  to  pay  Seller the total purchase
             ---------------
price,  consisting  of:

          (a) Nine Hundred Eighty Thousand (980,000) shares of Common Stock of Buyer, authorized and issued by Buyer and evidenced by a stock certificate ("Stock"), delivered to Seller on the Closing Date; and

          (b) A Convertible Secured Promissory Note in the amount of One Million Twenty Thousand Dollars (US$1,020,000) ("Principal Amount"), delivered to Seller on the Closing Date, under the following terms and conditions:

               (i) no payment of principal or interest shall be due or payable by Buyer on the Convertible Secured Promissory Note, but shall accrue from the execution date of this Agreement;

               (ii) thereafter, twenty (20) installments of Fifty-One Thousand Dollars (US$51,000) each, plus interest accrued on the Principal Amount from the date of execution at a rate of ten percent (10% per annum (such interest to be paid commencing one (1) year following the execution date of this Agreement) payable within fifteen (15) calendar days following the end of each fiscal quarter of Buyer, it being recognized that Buyer's fiscal quarters end on the final day of March, June, September and December of each year,

               (iii) throughout the term of the Convertible Secured Promissory Note, the Seller shall have the right, but not the obligation, to convert up to fifty percent (50%) of the Principal Amount owing at the time of such conversion, into Common Stock of the Buyer, valued at One Dollar ($1) per share, to be exercised at Seller's exclusive discretion;

                    (1) such conversion shall be exercisable by delivery of written notice from the Seller to the Buyer no less than thirty (30) calendar days prior to any Payment Date (as such term is defined in the Convertible Secured Promissory Note), which notice shall specify the amount of the Principal Amount to be so converted (such conversion amount shall apply against the most recent installment Payments in the Payment Schedule, as such terms are defined in the Convertible Secured Promissory Note), until expended, and the Payment Schedule (as such term is defined in the Convertible Secured Promissory Note) shall be offset and adjusted accordingly (for example, if the Seller elects to convert $100,000 of the Principal Amount to 100,000 shares of Common Stock in the Buyer, and gives notice as required above, then the next two (2) Installment Payments required under the Payment Schedule shall be offset by such amount, and only the balance shall be payable on such second (2nd) Payment Date following the conversion);

                    (2) in no event may the Seller or its Affiliates, by such conversion, be or become the owner of record, or beneficial owner, of more than a total of forty-nine percent (49%) of the issued and outstanding Common Stock in Buyer, it being recognized that the Seller is acquiring the Stock under the terms hereof;

                    (3) in the event of any conversion, all of the shares issued shall be subject to the same restrictions on sale as shall be required of the principal shareholders of the Company by any underwriter committed to effect a public offering of the common stock of the Company;

               (iv) the Convertible Secured Promissory Note shall be secured pursuant to the terms and conditions of the Security Agreement;

               (v) all payments required under the Convertible Secured Promissory Note shall be made to the Seller, in the form of a check drawn on the back account of the Buyer, and delivered to the address as specified below.

     4.2.     Appraisal.  The  Purchase  Price for the Assets is partially based
              ---------
upon the fair market value of the Software pursuant to the written appraisal of the fair market value of the Software, prepared by Oppenheim & Ostrick, C.P.A.'s, a copy of which is attached hereto as Exhibit "G", and incorporated herein by this reference ("Appraisal"). The Appraisal is hereby approved by Buyer and Seller,

     4.3.     Taxes.  The amount payable to Seller by Buyer under this Section 4
              -----
is inclusive of any national, state or local sales, use, value-added or other taxes, customs duties, or similar tariffs and fees which Seller may be required to pay or collect upon the delivery of the Assets.

5.     Representations  and  Warranties.
       --------------------------------

     5.1.     Seller's Representations and Warranties.  Seller hereby represents
              ---------------------------------------
and  warrants  to  Buyer  that:

          (a) to the best knowledge and belief the Buyer shall receive, pursuant to this Agreement as of the Closing Date, complete and exclusive right, title, and interest in and to the F.F.&E. And all tangible and intangible property rights existing in the Software and Domain Names, free and clear of any and all Liabilities, including, without limitation, any claims asserted by SII, Shareholders or its Affiliates, except for those interests of third parties pursuant to existing agreements as set forth in Section 6 of this Agreement;

          (b) the Seller has acquired, through a proceeding under Article 9 of the Uniform Commercial Code of the State of California, the property listed in Exhibit B hereof from SII. The Seller has not conducted any investigation of the property and can only warrant that to the best of its knowledge and belief, the proceeding under Article 9 was properly held and Seller has acquired whatever interest SII held in the property described in Exhibit B hereof.

               Subject to the limitations of the above, Seller hereby represents and warrants to the best of Seller's knowledge and belief that Buyer shall receive pursuant to this Agreement as of the Closing Date, all of Seller's right, title and interest in and to the F.F.&E. And all of Seller's tangible and intangible property rights existing in the software and Domain Names.

          (c) to the best knowledge and belief of Seller, all personnel, including employees, agents, consultants, and contractors, who have contributed to, or participated in, the conception and development of the software either
(1) have been party to a formal, written, work-for-hire agreement with the developer of the Software that has accorded the developer of the Software full, effective, and exclusive original ownership of all tangible and intangible property arising with respect to the Software, notwithstanding the contribution of any such third parties, or (2) have executed appropriate instruments of assignment in favor of the developer of the Software as assignee that have conveyed to the developer of the Software full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software, notwithstanding the contribution of any such third parties;

          (d) except as identified in the schedules set forth in Exhibit "H", attached hereto and incorporated herein by this reference, Seller has made no agreements or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

          (e)     Seller,  as  a  shareholder  in Buyer, shall be subject to the terms  and
conditions applicable to the shareholders of the Buyer, pursuant to its Articles
of   Incorporation,  By-  Laws,  Shareholder  Agreement,  or  any  other  such instruments, now promulgated, or as may be promulgated in the future, relating to the ownership of such equity interests in Buyer.

          (f) Seller is duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or contemplated. Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby.

          (g) The execution, delivery and performance by Seller, and the consummation of the transactions contemplated hereby, have been duly and validly authorized b all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Seller, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any provision hereof will (i) violate or result in a breach of any provision of the Articles of Organization and Operating Agreement of Seller, in each case as in effect of the date hereof, (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concession, grant, franchise, restriction or agreement of, form or with any governmental authority applicable to Seller. No permit, consent or approval of or by, or any notification of or filing with, any person or entity is required in connection with the execution, delivery or performance by Seller, or the consummation of the transactions contemplated hereby.

          (h) There are no outstanding orders, judgments, injunctions, awards or decrees of any court or other governmental authority or arbitration tribunal against Seller. Seller is not in default of any such order, judgment, injunction, award or decree. There are no action, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against Seller, whether at law or in equity, whether civil or criminal in nature, or whether before or by any court or other governmental authority.

          (i) To the best knowledge and belief of Seller, Seller has no Liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) which would affect the Buyer or the Assets or become the obligation of the Buyer as a result of the transactions consummated hereby.

     5.2.     Buyer's  Representations  and Warranties.  Buyer hereby represents
              ----------------------------------------
and  warrants  to  Seller  that:

          (a) Buyer is, or will be on the Closing Date, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or contemplated, Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by Buyer, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Buyer, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any provision hereof will (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Buyer, in each case as in effect of the date hereof, (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concession, grant, franchise, restriction or agreement of, from or with any governmental authority applicable to Buyer. No permit, consent or approvals of or by, or any notification of or filing with, any person or entity is required in connection with the execution, delivery or performance by Buyer, or the consummation of the transactions contemplated hereby.

6.     Existing  Agreements.
       --------------------

     6.1.     No  Third  Party Rights.  Seller hereby represents and warrants to
              -----------------------
Buyer that the only rights in the Software it has granted to third parties were granted pursuant to the agreements identified inn Exhibit "H".

     6.2.     Representations  and  Warranties.  Seller  hereby  represents  and
              --------------------------------
warrants to Buyer that each agreement is in full force and effect in accordance with its terms, without modification or amendment and without default by either party thereto; that each End-User Agreement grants the licensee thereunder solely the nonexclusive right and license to use the Software, for internal purposes only, on a single central processing unit; that each End-User Agreement provides only for rendering of services (including warranty coverage, maintenance, and support) that, to the extent required to have been performed as of the Closing Date, have been performed in full; and that each End-User Agreement is freely assignable to and assumable by Buyer pursuant to this Agreement, without the requirement of obtaining any consent or approval, giving any prior or subsequent notice, paying any further royalty or fee to any party thereto or to any other third party,. Or performing any duty that has not already been fully performed by Seller.

     6.3.     Assignment  of  Existing  Agreements.  Seller  hereby  assigns,
              ------------------------------------
transfers, and conveys all of the agreements identified in Exhibit "H" to Buyer, and Buyer hereby assumes the obligations set forth in such Agreements and agrees to indemnify and hold harmless Seller and its Affiliates from and against any failure of Buyer to perform its obligations under the agreements in accordance with their terms. Seller and Buyer shall jointly notify all parties to the agreements of the foregoing assignment and assumption. It is mutually agreed that Seller shall retain all amounts previously paid to Seller under the agreements and that, to the extent further payments may be made thereunder, Buyer shall be entitled to receive them directly from such contracting parties, and, if such payments nonetheless are made to Seller, Seller shall remit such payments to Buyer immediately.

     6.4.     Liabilities  Not Assumed.  Anything contained in this Agreement to
              ------------------------
the contrary notwithstanding, the Buyer is not assuming, and shall not be responsible for, any liability, cost or expense of the Buyer of its Affiliates, whether or not such liability, cost or expense relates to the Software or the agreements identified inn Exhibit "H," which were incurred prior to the Closing Date, all of which liabilities, costs and expenses shall, at and after the Closing Date, remain the exclusive responsibility of the Seller and Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any liability, claim, cost or expense, including reasonable attorneys' fees (whether incurred before or after the entry of judgment) arising therefrom.

7.     Further  Assurances.
       -------------------

     7.1.     Execution  of  Documents.  Seller  shall  execute and deliver such
              ------------------------
further conveyance instruments and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of the Assets to Buyer, Seller therefore agrees:

          (a) To execute, acknowledge and deliver any affidavits or documents of assignment and conveyance regarding the Assets;

          (b) To provide testimony in connection with any proceeding affecting the right, title, or interest of Buyer in the Assets; and

          (c) To perform any other acts deemed necessary by Buyer to carry out the intent of this Agreement.

     7.2.     Power  of  Attorney.  Seller  hereby  appoints  Buyer  as  its
              -------------------
attorney-in-fact, irrevocably and coupled with an interest, with all right of substitution and delegation to execute or file any documents, or take any actions to perfect, protect or assert the right in and to the Assets conveyed hereunder to Buyer by Seller.


8.     Protection  of  Trade  Secrets/Non-Competition.
       ----------------------------------------------

     8.1.     Confidentiality.  The  parties  agree  to  hold  each  other's
              ---------------
Confidential Information confidential for a period of five (5) years following the Closing Date of this Agreement. The parties agree, that unless required by law, they shall not make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its Affiliates in violation of the terms of this Agreement. A party's "Confidential Information" shall not include information that (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; (d) is independently developed by the other party; or (e) is required to be disclosed by any judicial or governmental requirement or order (provided that recipient timely advises the disclosing party of the governmental demand for disclosure).

     8.2.     Trade  Secrets.   Seller  hereby  agrees  that  from and after the
              ---------------
Closing Date, and for so long thereafter as the data or information remains Software Trade Secrets, Seller shall not use, disclose, or permit any person not authorized by Buyer to obtain any Software Trade Secrets (whether or not the Software Trade Secrets are in written or tangible form), except as specifically authorized by Buyer.

     8.3.     Non-Competition.   Seller  hereby  expressly  acknowledges  and
              ----------------
recognizes the highly competitive nature of the internet access software development, marketing and distribution industry in general, or related industries, and the goodwill in the Software and Domain Names which has been developed through and by the Seller. Accordingly, in consideration of the premises contained herein, and as a material inducement to the Buyer to enter into this Agreement, without which the Buyer would not have entered into this Agreement, Seller expressly agrees, for itself, and its Affiliates (which
Affiliates the Seller represents and warrants shall be bound under this paragraph), that it will not, for a period of five (5) years following the Closing Date, and throughout the universe, (i) directly or indirectly engage in, represent, or in any way be connected with, any business or activity which is in direct or indirect competition with the business of the Buyer as it relates, in any manner, to the Software or Domain Name ("Competing Business"), whether such engagement shall be as a sales broker or agent, independent contractor, officer, director, shareholder, owner, employee, consultant, partner, affiliate or other participant, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clauses, (iii) directly or indirectly induce the customers or suppliers of the Seller (prior to the consummation hereof) to change or alter in any manner their business dealings with the Buyer (following the consummation hereof), (iv) directly or indirectly interfere with the business of the Buyer or the Software or the Domain Names, or (v) induce any employees, officers, sub-brokers or agents or independent contractors of the Seller to terminate or discontinue their relationship with the Buyer following the consummation hereof, or engage in any Competing Business. Seller expressly understands that the foregoing restrictions may limit its ability to earn a livelihood in the internet access software development, marketing and distribution industry, or related industries, but it nevertheless believes that it has received sufficient consideration and other benefits, as provided hereunder, to clearly justify such restrictions.

9.     Acknowledgment  of  Rights.   In  furtherance  of  this Agreement, Seller
       ---------------------------
hereby acknowledges that, from and after the Closing Date, Buyer has acceded to all of Seller's right, title, and standing to:

          (a) Receive all rights and benefits pertaining to the Assets and the agreements identified in Exhibit "H;"

          (b) Institute and prosecute all suits and proceedings and take all actions that Buyer, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Assets, and the agreements identified in Exhibit "H."

          (c) Defend and compromise any and all such action, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as Buyer, in its sole discretion, deems advisable.

10.     As  Is  Warranty.   SELLER  ASSIGNS  THE  SOFTWARE TO BUYER "AS IS," AND
        -----------------
SELLER DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED WITH RESPECT TO THE SOFTWARE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCCHANTABILITY OR FITNESS FOR A PARTICULAR PUPOSE.

11.     Indemnity.
        ----------

     11.1.     Indemnification.   Seller  will  hold  Buyer  harmless and defend
               ----------------
Buyer, at Seller's sole cost and expense, any claim, suit or proceeding brought against Buyer or its Affiliates (or appeal following the entry of any judgment) which is based upon a claim that (i) the Software or the Domain Names infringe any patent, copyright, or trade secret of any third party in the Software or Domain Names (including, without limitation, any right asserted by SII or its Affiliates, provided Buyer gives Seller written notice within thirty (30) calendar days of receiving notice of such claim, suit or proceeding. Buyer shall reasonably cooperate with Seller in the defense of any such claim, suit or proceeding. Seller will pay any damages and costs assessed against Buyer (or payable by Buyer pursuant to a settlement agreement) in connection with such proceeding.

     11.2.     Remedies  of  Buyer.   In the event that the Buyer is directed to
               --------------------
cease  distribution of the Software by any tribunal or court, Seller will either
(i) modify the Software so that it is no longer infringing, or (ii) procure for the Buyer the rights necessary for Buyer to exploit the Software at no expense to Buyer. If Seller is unable to comply with either subsection (i) or (ii), within thirty (30) days of any such direction to cease distribution of the Software, Buyer, at its exclusive option, may either replace the infringing portions of the Software with non-infringing software at Seller's sole cost and expense, to the satisfaction of Buyer, or terminate this Agreement and receive a complete refund of the Purchase Price, together with any and all unrecouped costs and expenses relation to the Software incurred by the Buyer as of such repayment date.

12.     Miscellaneous.
        --------------

     12.1.     Binding.   This  Agreement  shall inure to the benefit of, and be
               --------
binding upon, the parties hereto, together with their respective legal representatives, successors and assigns.

     12.2.     Choice  of  Law.   This  Agreement  shall  be  governed  by,  and
               ----------------
construed in accordance with, the laws of the United States and the State of California, as applied to agreements entered into and to be performed entirely within California between California residents.

     12.3.     Notices.   Any notices given by either party hereunder will be in
               --------
writing and will be given by personal delivery, national overnight courier service, or by U.S. mail, certified or registered, postage prepaid, return receipt requested, to Seller or Buyer at the following addresses:

          If  to  Buyer,  to:                  with  a  copy  to:
          -------------------                  ------------------

          Nettaxi Online Communities, Inc.     John  Holt  Smith,  Esq.
          2165  South  Bascom  Avenue          Smith  &  Associates
          Campbell,  California  95008         1901  Avenue  of the Stars #1800
          Facsimile:  408.879.9907             Los  Angeles,  California 90067
          Attention: Mr. Robert Rositano, Jr.  Facsimile:  310.286.1816

          If  to  Seller,  to:                 with  a  copy  to:
          --------------------                 ------------------

          SSN  Properties,  LLC                R.  Donald  McNeil,  Esq.
          14836 Three Oaks Court               Liccardo, Rossi, Sturges & McNeil
          Saratoga,  CA  95070                 1960  The  Alameda  #200
          Facsimile:  408.741.8067             San  Jose,  California  95126
          Attention: Mr. Robert Rositano, Sr.  Facsimile:  408.244.3294

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. All notices will be deemed effective upon personal delivery, or five (5) days following deposit in the U.S. mail, or two (2) business days following deposit with any national overnight courier service.

     12.4.     Entirety  and Amendment.   This Agreement and all exhibits hereto
               ------------------------
which are incorporated herein constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, any representations or communications, whether written or oral, between the parties. The terms of this Agreement may not be amended except by a writing executed by both parties.

     12.5.     Assignment.   This  Agreement  may not be assigned by either part
               -----------
hereto  without  the prior written consent of the other party to this Agreement.

     12.6.     Severability.   It is the desire and intent of the parties hereto
               -------------
that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be automatically deemed amended, but only to the extent necessary to render such provision valid, legal and enforceable in such jurisdiction, such amendment to apply only with respect to the operation of such provision in such jurisdiction, and the validly, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     12.7.     Construction.   The  provisions  of  this  Agreement  shall  be
               -------------
construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions, or the Agreement in its entirety, to be drafted.

     12.8.     Headings;  Gender;  Number.   The  headings  of  paragraphs  and
               ---------------------------
sections of this Agreement are for convenience and reference only, do not constitute a part of this Agreement, and shall not in any way affect the meaning, construction or effect of any provision of this Agreement. Unless the context otherwise requires, words expressed in the singular shall include the plural and vice-versa, and the use of the neuter, masculine or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

     12.9.     Survival.   All  agreements,  statements,  representations,
               ---------
warranties and covenants made by the parties hereto, and all other agreements and instruments to be executed in connection therewith, shall survive the execution and delivery to this Agreement.

     12.10.     Counterparts.   This  Agreement may be executed in any number of
                -------------
counterparts, and each such counterparts shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement; provided, however, that in proving this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof.

     12.11.     Counsel.  All  parties hereto represent that, prior to execution
                -------
hereof, they have had the benefit of independent and separate legal counsel in reviewing this Agreement and have not, in whole or in part, relied upon the advise or counsel of any attorney, agent or other representative of any other party hereto.

     12.12.     Arbitration.  Any dispute or claim arising out of this Agreement
                -----------
shall be submitted to the American Arbitration Association for binding arbitration in the City of San Jose, California, under its Commercial Arbitration rules. The decision of the arbitrator shall be final and binding upon both parties hereto and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The prevailing party in such arbitration shall be entitled to recover the costs of arbitration and its reasonable attorneys' fees (whether incurred before or after the decision of the arbitrator) from the losing party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"BUYER:"                              NeTTaxi  ONLINE  COMMUNITIES,  INC.
                                      A  Delaware  corporation


By:                                   By:
       --------------------------            -------------------------
Name:                                 Name:  /s/  DEAN ROSITANO
       --------------------------            -------------------------
Its:                                  Its:   PRESIDENT & CEO
       --------------------------            -------------------------
Dated:                                Dated: 11/01/97
       --------------------------            -------------------------
Dated:
       --------------------------            -------------------------

"SELLER:"                             SSN  PROPERTIES,  LLC
                                      a California limited liability company

                                      By:    /S/  ROBERT A. ROSITANO
                                             -------------------------
                                      Its:   MANAGER
                                             -------------------------
                                      Dated: 11/01/97
                                             -------------------------

                                    EXHIBIT A

                                  Bill of Sale

     The undersigned, SSN Properties, LLC, a California limited liability company ("Seller"), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and convey to NeTTaxi Online Communities, Inc., a Delaware corporation ("Buyer"), all Seller's right, title and interest in and to the F.F.&E., as set forth in the Inventory (as such terms are defined in the Asset Purchase and Sale Agreement, dated as of
October              ,  1997  by  and  between
Seller  and  Buyer).



DATED:     11 / 01, 1997
           -------

"Seller"                              SSN  PROPERTIES,  LLC,
                                      a California  limited  liability  company


                                      By:   ROBERT A. ROSITANO

                                      Its:  MANAGER

                                    EXHIBIT B

                              Inventory of F.F.& E.


All right, title and interest in any and all of the property and assets of Simply Interactive, Inc. (hereinafter "SII"), whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, including without limitation, the following:

(i) All equipment and fixtures, including, without limitation, furniture, vehicles and other machinery and office equipment, together with all additions and accessions thereto and replacements therefor.

(ii) All inventory, including, without limitation (a) all raw materials, work in process and finished goods, and (b) all such goods which are returned to or repossessed by SII, together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor.

(iii) All (a) customer and supplier lists and contracts, books and records and insurance policies, and (b) all goodwill of SII.

(iv) All copyrights, including (a) all original works of authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now or owned or hereafter acquired by SII and (b) all extensions or renewals thereof and all licenses thereof (collectively, the "Copyrights").

(v) All patentable inventions, patent rights, shop rights, letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including (a) all Patent registrations and recordings in the Patent and Trademark Office or in any similar officer or agency of the United States, any state thereof or any foreign country or political subdivision thereof, all whether now owned or hereafter acquired by SII, and (b) all reissues, continuations-in-part or extensions thereof and all licenses thereof ( collectively, the "Patents").

(vi) All trademarks, tradenames, trade styles and service marks, and all prints and labels on which said trademarks, tradenames, trade styles and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all registrations and recordings thereof, including (a) all applications, registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by Debtor, and (b) all reissues, extensions or renewals thereof and all licenses thereof (collectively, the "Trademarks").

(vii) All goodwill of SII's business symbolized by the Trademarks and all customer lists and other records of SII relating to the distribution of products or provision of services bearing or covered by the Trademarks.

(viii) All information, including formulas, patterns, compilations, programs, devices, methods, techniques or processes, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, all whether now owned or hereafter acquired by SII (collectively, the "Trade Secrets").

(ix) All claims by SII against any person for past, present or future infringement of the Patents, Trademarks, Copyrights, or Trade Secrets.

     In addition, the property covered hereby shall include, without limitation, all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising and wherever located:

(a) All attachments, accessions, accessories, tools, parts, supplies, increases and additions to and all replacements of and substitutions for any property described.

     (b)     All  products  of  any  of  the  property  described  herein.

(c) All accounts, contract rights, general intangibles, instruments, rents, monies, payments and all other rights, arising out of a sale, lease or other disposition of any of the property described herein.

(d) All proceeds, including insurance proceeds, from the sale, license, destruction, loss or other disposition of any of the property described above.

(e) All records and data relating to any of the property described herein, whether in the form of a writing, photograph, microfilm, microfiche or electronic media, together with all of SII's right, title and interest in and to all computer software acquired to utilize, create, maintain and process and such records or data on electronic media.

                                    EXHIBIT C

                      Functional Specifications of Software

                                    EXHIBIT D

                       CONVERTIBLE SECURED PROMISSORY NOTE

     This Convertible Secured Promissory Note ("Convertible Secured Promissory Note," herein), dated November 1st 1997, is made and entered into by and between NeTTaxi Online Communities, Inc., a Delaware corporation ("Maker," herein) and SSN Properties, LLC, a California limited liability company ("Holder," herein).

                                    RECITALS

     WHEREAS, Maker and Holder have entered into that certain Asset Purchase Agreement dated as of November 1, 1997 ("Asset Purchase Agreement," herein) under the terms of which the Maker has agreed to purchase, and Holder has agreed to convey, certain assets, including the Software (as such term is defied in the Asset Purchase Agreement);

     WHEREAS, the Asset Purchase Agreement requires the parties to enter into a convertible secured promissory note in connection with the payment of One Million and Twenty Thousand Dollars (US$1,020,000) by Maker to Holder.

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Convertible Secured Promissory Note, the following terms shall have the following meanings:

     1.1 "Grace Period" means the period which commences on the business day in which a payment is due hereunder (or, if such day falls on a weekend or holiday, then the business day following immediately thereafter), and completes at the close of business on the thirtieth (30th) calendar day thereafter (by way of example only, if a payment is due under the terms hereof on Wednesday April 15th, 1998, such grace period would end at the close of business on Friday April 30th, 1998).

     1.2 "Installment Payment" means the payment of Fifty-One Thousand Dollars (US$51,000), plus Interest, in twenty (20) installments, payable by Holder to Maker on each Payment Date in accordance with the Payment Schedule.

     1.3 "Interest" means interest on the unpaid Principal Amount, calculated as simple interest at the rate of ten percent (10%) per annum, which shall accrue commencing as of the execution of this Convertible Secured
Promissory Note, payable after the first twelve (12) months thereafter, in accordance with the terms hereof (such interest accrued on the Principal Amount, but unpaid in the first twelve (12) months, shall be paid in twenty (20) equal installments on each Payment Date in addition to the Installment Payment).

     1.4 "Payment Date" means each date upon which each Installment Payment is due hereunder in accordance with the Payment Schedule. Should the Payment Date fall on a day other than a business day (i.e. Saturday, Sunday or legal holiday in the State of California), the Payment Date shall be extended to the next succeeding business day.

     1.5 "Payment Schedule" means the payment of each Installment Payment on or before the fifteenth (15) day of month following each fiscal quarter, for five (5) consecutive years, commencing at the end of the first (1st) quarter immediately following the anniversary date of the execution hereof and continuing until the final payment to be paid after the last fiscal quarter in such five (5) year term, or until such earlier date that this Convertible Secured Promissory Note is paid in full by Maker in accordance to the terms hereof.

     1.6 "Principal Amount" means the total amount of One Million and Twenty Thousand Dollars (US$1,020,000).

     1.7 "Security Agreement" means the Security Agreement dated November 1, 1997, to be duly executed by Maker and delivered to Holder, securing thereby the obligations of the Maker to pay the Holder as required under this Convertible Secured Promissory Note, the terms and conditions of which are incorporated herein by this reference. The Security Agreement shall be substantially in the form of, and upon the terms and conditions contained in, Exhibit "D" to the Asset Purchase Agreement.

2. Payment of Principal Amount to Holder. Following the anniversary date of the execution hereof, and on each Payment Date, and in accordance with the Payment Schedule, the Maker hereby agrees to pay to the Holder, and the Holder agrees to accept, the Installment Amount, plus Interest, until the Principal Amount, and the Interest, is satisfied inn full. All payments to Holder hereunder shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts on the date of each such payment, or pursuant to sub-paragraph 2.3, below.

     2.1 The Maker may, at its exclusive option and at any time following the execution hereof, prepay all or a portion of the balance of the Principal Amount, without penalty or premium. Any prepayment hereunder shall first be applied to interest and then to the unpaid Principal Amount.

     2.2 All payments made by Maker under this Convertible Secured Promissory Note to Holder shall be made at the office of the Holder at the address set forth below, or at such other address as the Holder may designate in writing to the Maker.

     2.3 Throughout the term of this Convertible Secured Promissory Note, the Seller shall have the right, but not the obligation, to convert up to fifty percent (50%) of the Principal Amount owing at the time of such conversion, into Common Stock of the Buyer, valued at one dollar ($1) per share, to be exercised at Seller's exclusive discretion, as follows:

               (i) such conversion shall be exercisable by delivery of written notice from the Seller to the Buyer no less than thirty (30) calendar days prior to any Payment Date, which notice shall specify the amount of the Principal Amount to be so converted (such conversion amount shall apply against the most recent Installment Payments in the Payment Schedule, until expended, and the Payment Schedule shall be offset and adjusted accordingly [for example, if the seller elects to convert $100,00 of the Principal Amount to 100,000 shares of Common Stock in the Buyer, and gives notice as required above, then the next two (2) Installment Payments required under the Payment Schedule shall be offset by such amount, and only the balance shall be payable on such second
(2nd)  Payment  Date  following  the  conversion];

               (ii) in no event may the Seller or its Affiliates, by such conversion, be or become the owner of record, or beneficial owner, of more than a total of forty-nine percent (49%) of the issued and outstanding Common Stock in Buyer.

     2.4 The parties hereto have made a reasonable effort to estimate the actual damages which Holder would sustain as a result of a late payment of any amount due hereunder, said reasonable estimate being equal to three percent (3%) of the amount of said late payment. Any payment made by Maker after the Grace Period has expired, shall be accompanied by a late charge payment equal to three percent (3%) of the amount of said late payment. The right to receive this late charge payment shall be in addition to, and not in lieu of, any other remedies available to Holder under this Convertible Secured Promissory Note, the Security Agreement, or at law or equity.

3. Default. In case of the occurrence of any of the following events (each an "Event of Default," herein):

     3.1 default shall be made in the payment of any Installment Amount on each Payment Date, in accordance with the Payment Schedule, pursuant to this Convertible Secured Promissory Note, as and when the same shall become due and payable;

     3.2 the Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator, (ii) admit in writing its inability to pay his debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with its creditors, or (vi) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or

     3.3 an order, judgment or decree shall be entered, without the application, approval or consent of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker, or appointing a receiver, trustee or liquidator for the Maker, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 days; then the Holder may, after the expiration of the Grace Period notify the Maker, in writing, of such default and, if such default is left uncured by Maker for sixty (60) calendar days after the receipt of such notice by Maker, then Holder may, at its discretion, declare this Convertible Secured Promissory Note to be forthwith due and payable, whereupon this Convertible Secured Promissory Note shall become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

4.     Representations  and  Warranties.

     4.1     Maker  hereby  represents  and  warrants  to  Holder  as  follows:

          (i) Organization; Corporate Authority; Good Standing. Maker is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or contemplated. Maker has all requisite power and authority to execute and deliver this Convertible Secured Promissory Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (ii) Corporate Actions; No Conflict. The execution, delivery and performance by Maker and the consummation of the transactions contemplated hereby have been duly and validity authorized by all necessary corporate action on the part of Maker. This Convertible Secured Promissory Note has been duly and validly executed and delivered by Maker and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Maker, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by Maker of this Convertible Secured Promissory Note nor the consummation by Maker of the transactions contemplated hereby, nor compliance by Maker with any provision hereof will (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Maker, in each case as in effect of the date hereof, (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concession, grant, franchise, restriction or agreement of, from or with any notification of or filing with, any person or entity is required in connection with the execution, delivery or performance by Maker, or the consummation of the transaction contemplated hereby.

     4.2. Representations and Warranties of Holder. Holder hereby represents and warrants to Maker as follows:

          (i) Organization; Corporate Authority; Good Standing. Holder is duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or contemplated. Holder has all requisite power and authority to execute and deliver this Convertible Secured Promissory Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (ii) Company Actions; No Conflict. The execution, delivery and performance by Holder and the consummation of the transactions contemplated hereby have been duly and validity authorized by all necessary company action on the part of Holder. This Convertible Secured Promissory Note has been duly and validly executed and delivered by Holder and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Holder, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by Holder of this Convertible Secured Promissory Note nor the consummation by Holder of the transactions contemplated hereby, nor compliance by Holder with any provision hereof will (i) violate or result in a breach of any provision of the Articles of Organization or Operating Agreement of Holder, in each case as in effect of the date hereof, (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concession, grant, franchise, restriction or agreement of, from or with any governmental authority applicable to Holder. No permit, consent or approval of or by, or any notification of or filing with, any person or entity is required in connection with the execution, delivery or performance by Holder, or the consummation of the transaction contemplated hereby.

5.     Miscellaneous.

     5.1. Notices. All payments, notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered or sent by telecopier, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


     If  to  Maker,  to:                     with  a  second  copy  to:
     -------------------                     --------------------------

     Nettaxi Online Communities, Inc.        John  Holt  Smith,  Esq.
     2165  South  Bascom  Avenue             Smith  &  Associates
     Campbell,  California  95008            1901  Avenue  of  the  Stars  #1800
     Facsimile:  408.879.9907                Los  Angeles,  California  90067
     Attention: Mr. Robert Rositano, Jr.     Facsimile:  310.286.1816

     If  to  Holder,  to:                    with  a  second  copy  to:
     --------------------                    --------------------------

     SSN  Properties,  LLC                   R.  Donald  McNeil,  Esq.
     14836  Three  Oaks  Court               Liccardo,  Rossi,  Sturges & McNeil
     Saratoga,  CA  95070                    1960  The  Alameda  #200
     Facsimile:  408.741.8067                San  Jose,  California  95126
     Attention:  Mr. Robert Rositano, Sr.    Facsimile:  408.244.3294

Or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such payments, notices or other communications shall be deemed to have been received
(i) when delivered, if personally delivered or sent by telecopier, (ii) on the business day after dispatch, if sent by nationally recognized, overnight courier and (iii) on the third business day following the date on which the piece of mail containing such payments, notices or other communications is posted, if sent by mail.

     5.2. Confidentiality. The provisions of this Convertible Secured Promissory Note are deemed confidential and may not be revealed to any third party, except to the extend that such disclosure is required by law or made to agents or representative of each party hereto. No press release or other public announcement may issue or be caused to be issued without the prior written consent of the Holder and Maker.

     5.3. Waiver. No waiver of any provision of or default under this Convertible Secured Promissory Note shall affect the right of any party thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     5.4. Successors and Assigns; Assignment. This Convertible Secured Promissory Note shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. This Convertible Secured Promissory Note may not be assigned by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing, Holder may assign the right to receive payments under this Convertible Secured Promissory Note to any third party, at its exclusive discretion.

     5.5. Amendment. No modification, amendment, waiver, termination or discharge of this Convertible Secured Promissory Note or any provisions hereof shall be binding unless confirmed by a written instrument executed by both parties.

     5.6. Entire Agreement. This Convertible Secured Promissory Note constitutes the full and final agreement by and between the parties, incorporating herein all prior or contemporaneous representations or agreements, whether oral or written, with respect to the subject matter hereof. Neither party hereto has relied on any representation or warranty not herein contained.

     5.7. Governing Law. This Convertible Secured Promissory Note and the rights and obligations of the parties hereunder shall be construed in accordance with, and be governed by and under, the laws of the State of California.

     5.8 Severability. It is the desire and intent of the parties hereto that the provisions of this Convertible Secured Promissory Note shall be enforced to the fullest extend permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Convertible Secured Promissory Note shall be adjudicated to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be automatically deemed amended, but only to the extent necessary to render such provision valid, legal and enforceable in such jurisdiction, such amendment to apply only with respect to the operation of such provision in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Convertible Secured Promissory Note shall not in any way be affected or impaired thereby.

     5.9. Construction. The provisions of this Convertible Secured Promissory Note shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions, or the Convertible Secured Promissory Note in its entirety, to be drafted.

     5.10 Headings: Gender; Number. The headings of paragraphs and sections of this Convertible Secured Promissory Note are for convenience and reference only, do not constitute a part of this Convertible Secured Promissory Note, and shall not in any way affect the meaning, construction or effect of any provision of this Convertible Secured Promissory Note. Unless the context otherwise requires, words expressed in the singular shall include the plural and vice-versa, and the use of the neuter, masculine or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

     5.11. Survival. All agreements, statements, representations, warranties and covenants made by the parties hereto, and all other agreements and instruments to be executed in connection therewith, shall survive the execution and delivery of this Convertible Secured Promissory Note.

     5.12. Counterparts. This Convertible Secured Promissory Note may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement; provided, however, that in proving this Convertible Secured Promissory Note, it shall not be necessary to produce or account for more than one counterpart hereof.

     5.13.     Counsel.     All  parties  hereto  represent  that,  prior  to
execution hereof, they have had the benefit of independent and separate legal counsel in reviewing this Convertible Secured Promissory Note and have not, in whole or in part, relied upon the advice or counsel of any attorney, agent or other representative of another party hereto.

     5.14 Costs of Collection; Attorney's Fees. The Maker agrees to pay all costs of collection, including reasonable attorney's fees, incurred by the Holder of this Convertible Secured Promissory Note in collecting or enforcing this Convertible Secured Promissory Note, whether in connection with a reorganization, bankruptcy or other similar proceeding, or upon default.

     IN WITNESS WHEREOF, the parties hereto have executed this Convertible Secured Promissory Note as of the date first-above written:


"Holder"                    SSN  PROPERTIES,  LLC,
                            a  California  limited  liability  company


                            By:   /S/  ROBERT ROSITANO
                            Its:  MANAGER





"Maker"                     NETTAXI  ONLINE  COMMUNITIES,  INC.
                            a  Delaware  corporation


By:   /S/  ROBERT ROSITANO  By:   DEAN ROSITANO
Its:  MANAGER               Its:  PRESIDENT & CEO

                                    EXHIBIT E

                               SECURITY AGREEMENT

     This  Security Agreement ("Security Agreement", herein), dated October   ,
                                                                            --
1997, is made and entered into by and between NeTTaxi Online Communities, Inc., a Delaware corporation ("Debtor", herein) and SSN Properties, LLC, a California limited liability company ("Secured Party", herein).


                                    RECITALS

     WHEREAS, Maker and Holder have entered into that certain Asset Purchase Agreement dated as of October 1, 1997 ("Asset Purchase Agreement", herein) under the terms of which the maker has agreed to purchase, and Holder has agreed to convey, certain assets, including the Software (as such term is defined in the Asset Purchase Agreement);

     WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Debtor and Secured Party have entered into that certain Convertible Secured Promissory Note, dated October , 1997, in the principal amount of One Million and Twenty Thousand Dollars (US$1,020,000) ("Principal Amount", herein) ("Convertible Secured Promissory Note", herein).

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                               SECURED OBLIGATIONS

     This Security Agreement shall secure the obligation of Debtor to pay to the Secured Party all amounts due and payable under the terms and conditions of the Convertible Secured Promissory Note ("Secured Obligation", herein).


                                    ARTICLE 2

                                SECURITY INTEREST

     2.1 Grant of Security Interest. As security for the payment and performance of the Secured Obligation, the Debtor does hereby convey, assign and transfer to the Secured Party, and does hereby grant to the Secured Party, a continuing security interest of first priority, in all of the right, title and interest of the Debtor in, to and under all of the following, wherever located and whether now existing or hereafter acquired or created (and prior to the termination of the Security Agreement), including, without limitation, all products and proceeds thereto, in and to the following (the "Collateral"):

     All interests in and to the proprietary internet access software known as "Internet The City," "Internet The City Online," and "Web Activator," the functional specifications of which are attached hereto, and incorporated herein, as Attachment "A", owned by the Debtor, together with any real and personal property owned or acquired by Debtor, including without limitation, furniture, fixtures, equipment, inventory, accounts, deposit accounts, accounts receivable, chattel paper, instruments, documents, general intangibles, or other rights of payment, together with all renewals, and including all securities, guarantees, warranties, indemnity agreements, insurance policies, choices of action, and final judgments in favor of Debtor.

     2.2 Power of Attorney. The Debtor hereby constitutes and appoints the Secured Party as its true and lawful attorney, irrevocably, with the full power, but not the obligation, exercisable upon any Event of Default, as that term is defined in, and under the provisions of the Convertible Secured Promissory Note, in the name of the Debtor or otherwise, to act, require, demand, receive, compound, and give acquittance for any and all monies and claims for monies due or to become due to the Debtor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Secured Party may deem to be necessary or advisable in the circumstances, which appointment as attorney is coupled with an interest.


                                    ARTICLE 3

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Debtor represents, warrants and covenants to and for the benefit of the Secured Party:

     3.1. Necessary Filings. Debtor shall make all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the Security Interest in the United State granted by the Debtor to the Secured Party by this Security Agreement in connection with the Collateral.

     3.2. Enforceable Security Interest. The security interest granted to the Secured Party pursuant to this Security Agreement in and to the Collateral constitutes a valid and enforceable security interest therein, superior and prior to the rights of all other persons or entities therein and subject to no other liens and is entitled to all the rights, priorities and benefits afforded by the Uniform commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

     3.3. No Liens. The Debtor is, and as to Collateral acquired by it at any time after the date hereof and prior to the termination of this Security Agreement, the Debtor will be, the owner of the Collateral free from any lien or the right, title or interest of any person or entity other than liens created hereby. The Debtor shall defend the Collateral against all claims and demands of all persons or entities at any time claiming the same or any interest therein which is adverse to the Secured Party except as set forth herein. The Debtor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument or registration under the law of any jurisdiction) or statement relating to the Collateral, except financing statements filed or to be filed in respect of the security interest granted pursuant to this Security Agreement by the Debtor to the Secured Party, and will not surrender or lose possession of, sell, encumber, lease, rent or otherwise dispose of, or transfer, any Collateral or right therein (by way of security interest or otherwise) except as contemplated by this Security Agreement, or otherwise approved in writing by the Secured Party.

     3.4. Executive Office; Records. The executive office of the Debtor is located at 2165 South Bascom Avenue, Campbell, CA 95008. The originals of all records relating to the Collateral and all receivables, contract rights and items of chattel paper (as these terms are defined in the California Commercial
Code) and other Collateral are, and will continue to be, kept at such executive office. The Debtor shall not establish a new location for such offices until
(a) it shall have given to the Secured Party not less than fifteen (15) days prior notice of its intention to do so, which notice shall clearly describe such new location and provide such other information in connection therewith as the Secured Party may reasonably request, and (b) with respect to such new location, it shall have taken all action, satisfactory to the Secured Party, to maintain the security interest of the Secured Party in the Collateral granted by this Security Agreement at all times fully perfected and in full force and effect.

     3.5. Accounts and Contract Rights. Each account, contract right, item of chattel paper, instrument or any other right to the payment of money constituting Collateral and all records, papers and documents relating thereto (if any) are genuine, and all papers and documents (if any) relating thereto evidence true and valid obligations, enforceable in accordance with their respective terms against the party obligated to pay the same ("Account Debtor", herein), which terms have not been modified or waived in any respect or to any extent.

     3.6. Maintenance of Records. The Debtor will keep and maintain, at its sole cost and expense, satisfactory and complete records of the Collateral and the Debtor will make the same available to the Secured Party for inspection, at the Debtor's sole cost and expense, at any and all reasonable times, upon seven
(7) days notice by the Secured Party. The Debtor will, at any reasonable time, upon seven (7) days notice by the Secured Party, exhibit to and allow inspection by the Secured Party (or persons designated by the Secured Party) of the Collateral.

     3.7. Direction Notice to Account Debtors; Contracting Party, Etc. Immediately upon any uncured Event of Default, as that term is defined in, and under the provisions of, the Convertible Secured Promissory Note, until notified by the Secured Part, the Debtor shall collect, enforce and receive delivery and payment of the Collateral.

     3.8. Protection of the Collateral and the Secured Party's Security. The Debtor will (a) do nothing to impair the rights of the Secured Party in the Collateral, (b) do all acts necessary to maintain, preserve and protect the Collateral, (c) keep the Collateral in good condition and repair, (d) not cause or permit any waste or unusual or unreasonable depreciation of the Collateral and (e) comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral.

     3.9. Further Actions. The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Secured Party from time to time any endorsements, assignments, financing statements and other writings, and take such further steps relating to the Collateral and other property or rights covered by the security interest granted hereby, which the Secured Party deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral and the priority thereof and will deliver promptly to the Secured Party all originals of Collateral or proceeds thereof consisting of chattel paper or instruments.

     3.10. Financing Statements. The Debtor agrees to sign and deliver to the Secured Party such financing statements, in form and substance acceptable to the Secured Party, as the Secured Party may from time to time reasonably request or as are necessary or desirable in the opinion of the Secured Party to establish and maintain a valid, enforceable first priority security interest in the Collateral as provided herein, and the other rights and security contemplated herein, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Debtor will pay any applicable filing fees and related expenses and authorizes the Secured Party to file any such financing statements without the signature of the Debtor.


                                    ARTICLE 4

                         REMEDIES UPON EVENT OF DEFAULT

     4.1. Remedies; Obtaining the Collateral Upon Default. The Debtor agrees that, upon any uncured Event of Default, as that term is defined in, and under the provisions of, the Convertible Secured Promissory Note, subject to any mandatory requirements of applicable law then in effect, the Secured Party, in addition to any rights now or hereafter existing under this Security Agreement or applicable law, shall have all rights as a secured creditor under the Uniform commercial Code in all relevant jurisdictions, and may do any one or more of the following:

          (a) Personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Debtor or any other person or entity who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Debtor's premises where any of the Collateral is located and move the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Debtor; and,

          (b) Personally, or by agents or attorneys, immediately enter upon the Debtor's premises for purposes of using any portion of the Collateral to, if necessary, bill and invoice unbilled receivables and the Debtor hereby grants to the Secured Party the right and license to so use its premises (whether owned or leased by the Debtor) until the earlier to occur of either (i) payment in full of all Secured Obligations or (ii) completion of billing and invoicing of all unbilled receivables; provide, however, that the Debtor shall be entitled to receive, for so long as the Secured Party shall have use of the Debtor's premises pursuant to this Paragraph 4.1.(b), reasonable rent for such use which shall be, (A) if the Debtor owns its premises, an amount equal to rent for comparable space incomparable locations used for comparable purposes, or (B) if the Debtor leases its premises, an amount equal to the rental payments due on the Debtor's premises for the period of the Secured Party use of such premises, pro-rated if necessary to reflect the Secured Party actual use of the premises, such rent to become due and payable as provided in Paragraph 4.3.(c) hereof; and

          (c) Instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, any account receivables) constituting the Collateral to make any payment required by the terms of such instruments or agreements directly to the Secured Party; and,

          (d) Sell, assign or otherwise liquidate, or direct the Debtor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and,

          (e) Take possession of the Collateral or any part thereof, by directing the Debtor in writing to deliver the same to the Secured Party at any place or places designated by the Secured Party, in which event the Debtor shall at its own expense:

(i) forthwith cause the same to be moved to the place or places so designated by the Secured Party and there delivered to the Secured Party; and,

(ii) store and keep any Collateral so delivered to the Secured Party at such place or places pending further action by the Secured Party as provided in Paragraph 4.2 hereof; and,

(iii) while the Collateral shall be so stored and kept, provide such reasonable precautions as shall be necessary to protect, preserve and maintain the Collateral in good condition.

It is expressly understood between the parties hereto that the Debtor's obligation to deliver the Collateral under this Paragraph is of the essence to this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by the Debtor of said obligation.

     4.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Secured Party under or pursuant to Paragraph 4.1 hereof, any other Collateral whether or not so repossessed by the Secured Party, may, at the exclusive discretion of the Secured Party, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Secured Party may, in compliance with any mandatory requirements or applicable law, determine to be leased or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair which the Secured Party shall determine to be commercially reasonable. Such disposition may be (i) by private sale or other private proceeding, or (ii) by public sale, at the exclusive discretion of the Secured Party. Any such disposition which is a private sale or other private proceeding permitted by such requirements shall be made upon not less than ten
(10)days (which the Debtor acknowledges as being a commercially reasonable period of time) written notice to the Debtor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefore, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the Debtor or any nominee of the Debtor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which is a public sale permitted by such requirements shall be made upon not less than ten (10) days (which the Debtor acknowledges as being a commercially reasonably period of time) written notice to the Debtor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Secured Party's option, be subject to reserve), after publication of notice of such auction not less than ten (10) days prior thereto in two newspapers in general circulation in the County of Los Angeles, California. If, under mandatory requirements of applicable law, the Secured Party shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Debtor as hereinabove specified, the Secured Party shall be given only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. To the extend permitted by any such requirement of law, the Secured Party may bid (which may be a credit bid) for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Paragraph 4.2 without accountability to the Debtor (except to the extent of surplus money received as provided in Paragraph 4.3 hereof). The Secured Party may, in its discretion, postpone the date of any public or private sale to be conducted pursuant to this Paragraph by giving the Debtor written notice of such postponement not less than one (1) day prior to the scheduled date.

     4.3 Application of Proceeds. The proceeds of any Collateral obtained pursuant to Paragraph 4.1 hereof, or disposed of pursuant to Paragraph 4.2 hereof, shall be applied as follows:

          (a) First, to be payment of any and all expenses and fees (including, without limitation, reasonable attorneys' fees) incurred by the Secured Party in obtaining, taking possession of , removing, insuring, repairing, storing and disposing of Collateral and any and all amounts incurred by the Secured Party in connection therewith; and,

          (b) Next, any surplus then remaining to the payment of the balance of the Secured Obligations in such order as the Secured Party may determine in its sole discretion; and,

          (c) If no other Secured Obligation is outstanding, any surplus then remaining shall be paid to the Debtor first as rent owing pursuant to Paragraph 4.1(b) hereof, if any, and then as surplus proceeds of Collateral, subject, however, to the rights of the holder of any then existing lien of which the Secured Party has actual notice (without investigation);

It is expressly understood between the parties hereto that the Secured Party shall have no recourse to the Debtor other than to the proceeds of the Collateral for any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in Subsections (a) and (b) above with respect to the Debtor.

     4.4. Remedies Cumulative. The rights, powers and remedies expressly provided in this Security Agreement are cumulative and do not exclude the exercise of any rights, powers or remedies otherwise available to the Secured Party. No failure or delay by the Secured Party to exercise any right, power or privilege under this Security Agreement shall impair any such right, power or privilege and no course of dealing between the Debtor and the Secured Party shall be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power or privilege or any single or partial waiver of breach or default under this Security Agreement shall preclude any further or other exercise of the same or any other right, power, privilege or be deemed a waiver of any other breach or Default hereunder. No notice to or demand on the Debtor in any case shall entitle the Debtor to any further notice or demand in similar or other circumstances or constitute a waiver of the right of the Secured Party to take any action without notice or demand. Any waiver, consent or approval under this Security Agreement must be in writing to be effective.

     4.5. Discontinuance of Proceedings. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case the Debtor and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.


                                    ARTICLE 5

                                  MISCELLANEOUS

     5.1. Notices. All payments, notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered or sent by telecopier, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If  to  Debtor,  to:                    with  a  second  copy  to:
     --------------------                    --------------------------

     Nettaxi  Online  Communities,  Inc.     John  Holt  Smith,  Esq.
     2165  South  Bascom  Avenue             Smith  &  Associates
     Campbell,  California  95008            1901  Avenue  of  the  Stars  #1800
     Facsimile:  408.879.9907                Los  Angeles,  California  90067
     Attention: Mr. Robert Rositano, Jr.     Facsimile:  310.286.1816

     If  to  Secured  Party,  to:            with  a  second  copy  to:
     ----------------------------            --------------------------

     SSN  Properties,  LLC                   R.  Donald  McNeil,  Esq.
     14836  Three  Oaks  Court               Liccardo,  Rossi,  Sturges & McNeil
     Saratoga,  CA  95070                    1960  The  Alameda  #200
     Facsimile:  408.741.8067                San  Jose,  California  95126
     Attention: Mr. Robert Rositano, Sr.     Facsimile:  408.244.3294

Or to such other address the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such payments, notices or other communications shall be deemed to have been received
(i) when delivered, if personally delivered or sent by telecopier, (ii) on the business day after dispatch, if sent by nationally recognized, overnight courier and (iii) on the third business day following the date on which the piece of mail containing such payments, notices or other communications is posted, if sent by mail.

     5.2. Confidentiality. The provisions of this Security Agreement are deemed confidential and may not be revealed to any third party, except to the extent that such disclosure is required by law or made to agents or representatives of each party hereto. No press release or other public announcement may issue or be caused to be issued without the prior written consent of the Secured Party and Debtor.

     5.3. Secured Obligation Absolute. The obligations of Debtor under this Security Agreement shall be absolute and unconditional and shall remain in full force and effect, without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence whatsoever, including, without limitation, (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, or any assignment or transfer of, the Convertible Secured Promissory Note or any documents related to any transactions contemplated in connection therewith, (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Security Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Security Agreement, the Convertible Secured Promissory Note or any documents related to any transactions contemplated in connection therewith,
(c) the existence of or any furnishing of any additional security to the Secured Party or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Secured Party or (d) any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor.

     5.4. Termination. This Security Agreement shall terminate only upon the full and complete performance of all of the Secured Obligations, and Secured Party shall thereon execute and deliver such documents as Debtor may reasonably require to evidence such termination by satisfaction of the Secured Obligations.

     5.5. Continuing Security Agreement; Reliance on Security Agreement. This Security Agreement is a continuing one and the Secured Obligations to which it applied or may apply pursuant to its terms shall be conclusively presumed to have been created in reliance on the representations, warranties and agreements contained in this Security Agreement.

     5.6. The Debtor's Duties. Notwithstanding anything to the contrary contained herein, the Debtor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Secured Party shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Security Agreement or any other Document, nor shall the Secured Party be required or obligated in any manner to perform or with respect to any Collateral.

     5.7. Successors and Assigns; Assignment. This Security Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. This Security Agreement is assignable by Debtor, at its exclusive discretion; provided, however, that the obligations of Debtor hereunder shall be carried out by assignee. This Security Agreement is not assignable by Secured Party without the express written consent of Debtor, which consent shall not be unreasonably withheld.

     5.8. Amendment. No modification, amendment, waiver, termination or discharge of this Security Agreement or any provisions hereof shall be binding unless confirmed by a written instrument executed by both parties.

     5.9. Entire Agreement. This Security Agreement constitutes the full and final agreement by and between the parties, incorporating herein all prior or contemporaneous representations or agreements, whether oral or written, with respect to the subject matter hereof. Neither party hereto has relied on any representation or warranty not herein contained.

     5.10. Governing Law. This Security Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with, and be governed by and under, the laws of the State of California.

     5.11. Severability. It is the desire and intent of the parties hereto that the provisions of this Security Agreement shall be enforced to the fullest extend permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Security Agreement shall be adjudicated to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be automatically deemed amended, but only to the extent necessary to render such provision valid, legal and enforceable in such jurisdiction, such amendment to apply only with respect to the operation of such provision in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Security Agreement shall not in any way be affected or impaired thereby.

     5.12. Construction. The provisions of this Security Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions, or the Security Agreement in its entirety, to be drafted.

     5.13. Headings; Gender; Number. The headings of articles and paragraphs of this Security Agreement are for convenience and reference only, do no constitute a part of this Security Agreement, and shall not in any way affect the meaning, construction or effect of any provision of this Security Agreement. Unless the context otherwise requires, words expressed in the singular shall include the plural and vice-versa, and the sue of the neuter, masculine or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

     5.14. Survival. All agreements, statements, representations, warranties and covenants made by the parties hereto, and all other agreements and instruments to be executed in connection therewith, shall survive the execution and delivery of this Security Agreement and shall continue in full force and effect until the full, final and indefeasible payment and performance of all of the Secured Obligations.

     5.15. Counterparts. This Security Agreement may be executed by the parties hereto in any number of counterparts, each of which, when so executed, shall be deemed an original and all of which shall together constitute one and the same agreement; provided, however, that in proving this Security Agreement, it shall not be necessary to produce or account for more than one counterpart hereof.

     5.16. Counsel. All parties hereto represent that, prior to execution hereof, they have had the benefit of independent and separate legal counsel in reviewing this Security Agreement and have not, in whole or in part, relied upon the advice or counsel of any attorney, agent or other representative of another party hereto.

     5.17. Attorney's Fees. Should any dispute occur between Buyer and Seller with respect to this Security Agreement or any document executed in connection herewith, which results in litigation, the losing party or parties shall pay the prevailing party or parties their reasonable attorneys' fees, costs and expenses, whether incurred before or after the entry of judgment.


     IN WITNESS WHERE OF, the parties hereto have executed this Security Agreement as on the date first-above written:



"Secured  Party"               SSN  PROPERTIES,  LLC,
                               a  California  limited  liability  company


                               By:
                               Its:





"Debtor"                       NETTAXI  ONLINE  COMMUNITIES,  INC.
                               a  Delaware  corporation


By:                            By:
Its:                           Its:

                                    EXHIBIT F

       Copyright Interests, Trademarks and Intellectual Property Interests



                                          Application
Name  of  Trademark  Owner  of Trademark     Number       Filing Date
-------------------  -------------------  -----------  -----------------

NETRO  NEWS          SSN Properties, LLC  75/065,641   February 29, 1996
NETTAXI              SSN Properties, LLC  75/045,731    January 18, 1996
INTERNET  THE  CITY  SSN Properties, LLC  184499           April 1, 1996
NET  TAXI            SSN Properties, LLC  75/044,861    January 18, 1996
URL AND DESIGN       SSN Properties, LLC  75/064,721   February 28, 1996
URL AND DESIGN       SSN Properties, LLC  75/064,681   February 28, 1996
URL AND DESIGN       SSN Properties, LLC  75/064,683   February 28, 1996

                                    EXHIBIT G

                   Appraisal of Fair Market Value of Software